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                                                                     Exhibit 8.1



                               TROUTMAN SANDERS
                          600 Peachtree Street, N.E.
                        NationsBank Plaza, Suite 5200
                         Atlanta, Georgia 30308-2216



                               December 8, 1994



Georgia Power Company
Georgia Power Capital, L.P.
333 Piedmont Avenue, N.E.
Atlanta, Georgia 30308

Ladies and Gentlemen:

         We have acted as your counsel in connection with the registration by Georgia Power Capital, L.P. of Monthly Income Preferred Securities and hereby confirm to you our opinion as set forth in the section entitled "United States Taxation" of the forms of preliminary prospectus supplement forming part of the Registration Statement referred to below.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the "Commission") as an exhibit to the Registration Statement on Form S-3, as amended, filed by Georgia Power Company and Georgia Power Capital, L.P. with the Commission on the date hereof (File No. 33-56423/56423-01), and to the use of our name under the heading "United States Taxation" in the forms of preliminary prospectus supplement forming part of such Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                        Very truly yours,


                                        /s/TROUTMAN SANDERS
                                        -------------------
                                        TROUTMAN SANDERS